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                                                                   Exhibit 10.19

                          LOAN MODIFICATION AGREEMENT

     This Loan Modification Agreement is entered into as of September 21, 1999, by and between Crossworlds Software, Inc. ("Borrower") and Silicon Valley Bank ("Bank").

1.   DESCRIPTION OF EXISTING INDEBTEDNESS:  Among other indebtedness which may
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be owing by Borrower to Bank, Borrower is indebted to Bank pursuant to, among other documents, a Loan and Security Agreement, dated December 10, 1996, as may be amended from time to time, (the "Loan Agreement"). The Loan Agreement provided for, among other things, a Revolving Committed Line in the original principal amount of One Million Five Hundred Thousand Dollars ($1,500,000). The Loan Agreement was amended pursuant to, among other documents, a Second Amendment to Loan and Security Agreement, dated October 28, 1998 pursuant to which, among other things, the Revolving Committed Line was amended to Ten Million Dollars ($10,000,000). Defined terms used but not otherwise defined herein shall have the same meanings as in the Loan Agreement.

Hereinafter, all indebtedness owing by Borrower to Bank shall be referred to as the "Indebtedness."

2.   DESCRIPTION OF COLLATERAL AND GUARANTIES.  Repayment of the Indebtedness is
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secured by the Collateral as described in the Loan Agreement and in that certain
Intellectual Property Security Agreement, dated October 28, 1998, by and between Borrower and Bank.

Hereinafter, the above-described security documents and guaranties, together with all other documents securing repayment of the Indebtedness shall be referred to as the "Security Documents". Hereinafter, the Security Documents, together with all other documents evidencing or securing the Indebtedness shall be referred to as the "Existing Loan Documents".

3.   DESCRIPTION OF CHANGE IN TERMS.
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     A.   Modification(s) to Loan Agreement.
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          1.   The term "Borrowing Base" as defined in Section 2.1.3 entitled
               "Revolving Facility" is hereby amended to read as follows:

               For purposes of this Agreement, "Borrowing Base" shall mean an amount equal to sixty percent (60%) of Eligible Accounts.

          2. Notwithstanding the terms and conditions contained in item "(1)" under Section 2.2(a) entitled "Interest Rate", effective as of August 9, 1999, all Revolving Advances shall bear interest, on the average Daily Balance thereof, at a rate equal to one and one-tenth percentage point (1.10) above the Prime Rate, until such time as Bank receives evidence that Borrower is in receipt of new equity in an amount not less than $12,000,000 at which time all Revolving Advances shall bear interest, on the average Daily Balance thereof, at a rate equal to one-tenth of one percentage point (0.10) above the Prime Rate, beginning the first day of the month following Bank's receipt of such evidence of Borrower's receipt of new equity.

          3. Effective as of month ending August 31, 1999, the financial covenants under Section 6.8 entitled "Quick Ratio" and Section
               6.10 entitled "Tangible Net Worth" shall be measured as of the last day of each month (rather than each fiscal quarter).

4.   CONSISTENT CHANGES.  The Existing Loan Documents are hereby amended
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wherever necessary to reflect the changes described above.
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5.   NO DEFENSES OF BORROWER.  Borrower (and each guarantor and pledgor signing
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below) agrees that, as of the date hereof, it has no defenses against the obligations to pay any amounts under the Indebtedness.

6.   CONTINUING VALIDITY.  Borrower (and each guarantor and pledgor signing
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below) understands and agrees that in modifying the existing Indebtedness, Bank is relying upon Borrower's representations, warranties, and agreements, as set forth in the Existing Loan Documents. Except as expressly modified pursuant to this Loan Modification Agreement, the terms of the Existing Loan Documents remain unchanged and in full force and effect. Bank's agreement to modifications to the existing Indebtedness pursuant to this Loan Modification Agreement in no way shall obligate Bank to make any future modifications to the Indebtedness. Nothing in this Loan Modification Agreement shall constitute a satisfaction of the Indebtedness. It is the intention of Bank and Borrower to retain as liable parties all makers and endorsers of Existing Loan Documents, unless the party is expressly released by Bank in writing. No maker, endorser, or guarantor will be released by virtue of this Loan Modification Agreement. The terms of this paragraph apply not only to this Loan Modification Agreement, but also to all subsequent loan modification agreements.


     This Loan Modification Agreement is executed as of the date first written above.

BORROWER:                                 BANK:

CROSSWORLDS SOFTWARE, INC.                SILICON VALLEY BANK

By:________________________               By:________________________
Name:______________________               Name:______________________
Title:_____________________               Title:_____________________

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[LOGO]

                              SILICON VALLEY BANK


                      PRO FORMA INVOICE FOR LOAN CHARGES


BORROWER:         Crossworlds Software, Inc.

LOAN OFFICER:     Mark Schoenrock

DATE:             September 21, 1999


                  Documentation Fee                    $250.00

                  TOTAL FEE DUE                        $250.00
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Please indicate the method of payment:

     { } A check for the total amount is attached.

     { } Debit DDA # __________________ for the total amount.

     { } Loan proceeds



_______________________________________
Borrower                         (Date)


_______________________________________
Silicon Valley Bank              (Date)
Account Officer's Signature